Exhibit T3B-30

AMENDED & RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF NRG REMA LLC a Delaware Limited Liability Company THIS AMENDED & RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of NRG REMA LLC (the "Company"), dated as of December 4, 2014 is adopted by, and executed and agreed to, for good and valuable consideration, by its Members, NRG Northeast Generation, Inc., a Delaware corporation. ARTICLE 1 DEFINITIONS 1.1 Definitions.    As used in this Agreement, the following terms have the following meanings: "Act" means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time. "Agreement" has the meaning given that term in the introductory paragraph. "Board" has the meaning set forth in Section 4.1(a). "Capital Contribution" means the aggregate contribution by a Member to the capital of the Company. "Certificate" has the meaning given that term in Section 2.1. "Company" has the meaning given that term in the introductory paragraph. "Covered Person" has the meaning given that term in Section 3.2. "Dispose" or "Disposition" means a sale, assignment, transfer, exchange or other disposition (including, without limitation, by operation of law); provided, however, that this definition does not include the granting and/or perfection of a security interest, lien or encumbrance. "Incapacity" or "Incapacitated" means (a) with respect to a natural Person, the bankruptcy, death, incompetency or insanity of such Person and (b) with respect to any other Person, the bankruptcy, liquidation, dissolution or termination of such Person. "Indemnitee" has the meaning given such term in Section 5.2. "Majority Members" means Members holding a majority of the Units owned by all Members or, if there is only one Member, such Member.

"Manager" means a member of the Board. "Member" means any Person executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but does not include any Person who has ceased to be a member of the Company. "Person" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity. "Proceeding" has the meaning given such term in Section 5.2. "Units" means the units of each Member representing such Member's interest in the income, gains, losses, deductions and expenses of the Company as set forth in Schedule A hereto, as amended from time to time in accordance with the terms of this Agreement. 1.2 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules are to Schedules attached hereto, each of which is made a part hereof for all purposes. ARTICLE II ORGANIZATION 2.1 Formation. The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation (the "Certificate") under and pursuant to the Act. 2.2 Name. The name of the Company is "NRG REMA LLC" and all Company business shall be conducted in that name or such other names that comply with applicable law as the Board may select from time to time. 2.3Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Board may designate from time to time, which need not be in the State of Delaware. 2

2.4Purposes. The purposes of the Company are to engage in any business or activity that is not prohibited by the Act or the laws of the jurisdictions in which the Company engages in such business or activity. 2.5Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Board shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. 2.6Term. The term of the Company commenced on the date the original certificate of formation was filed with the office of the Secretary of State of Delaware and shall continue in existence until termination and dissolution thereof as determined under Section 8.1 of this Agreement. 2.7 No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and, if applicable, state tax purposes, and this Agreement shall not be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. 2.8 Unit Certificates. The number of authorized Units shall initially be one thousand (1,000). Units may be represented by one or more certificates in such form as the Board may from time to time approve, and shall be subject to such rules for the issuance thereof as the Board may from time to time determine. 2.9All Interests shall be Securities. All interests in the Company shall be securities governed by Article 8 of the Uniform Commercial Code and shall be evidenced by certificates. The certificated interests shall be in registered form within the meaning of Article 8 of the Uniform Commercial Code. ARTICLE III MEMBERS, UNITS AND DISTRIBUTIONS 3.1 Members. (a)The names, residence, business or mailing addresses and the Units of the Members are set forth in Schedule A. as amended from time to time in accordance with the terms of this Agreement. (b)No Member, as such, shall be required to lend any funds to the Company or to make any additional contribution of capital to the Company, except as otherwise required by applicable law or by this Agreement. Any Member may, with the approval of the Majority 3

Members, make loans to the Company, and any loan by a Member to the Company shall not be considered to be a Capital Contribution. (c)Each Member shall execute a counterpart of this Agreement, and when a Person is admitted as a Member, such Person shall execute a counterpart of this Agreement and such Person shall be listed as a Member on Schedule A with such Member's address and Units. 3.2Liabi!ity of Members. (a)To the fullest extent permitted by applicable law, no Member, Manager, officer or employee of the Company or any employee of any such Member or Manager (in each case, a "Covered Person") shall (x) have any duty, including but not limited to fiduciary duties of loyalty and care, whether to the Company, to any of the Members, to the creditors of the Company or to any other third party, and (y) have any personal liability whatsoever in its capacity as a Member, Manager or otherwise, whether to the Company, to any of the Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Therefore, a Member shall be liable only to make Capital Contributions to the Company and the other payments as provided herein. (b)If the Member receives a distribution from the Company, the Member will have no liability under the Act or other applicable law for the amount of the distribution after the expiration of twelve months from the date of the distribution, unless an action to recover the distribution from the Member is commenced prior to the expiration of the twelve-month period and an adjudication of liability against the Member is made in such action. (c)To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) or liabilities relating thereto to the Company or another Person, such Covered Person acting in accordance with this Agreement shall not be liable to the Company or any other Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity and shall replace such other duties and liabilities of such Covered Person. 3.3Member Units. Each Member's interest in the Company, including such Member's interest in income, gains, losses, deductions and expenses of the Company and the right to vote on certain matters as provided in this Agreement, shall be represented by the Units owned by such Member. 3.4 Issuance of Additional Units and Interests. The Board, upon the written approval of the Majority Members, shall have the right to cause the Company to create and issue or sell: (i) additional Units or other interests in the Company (including other classes or series thereof having different rights), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other interests in the Company and (iii) warrants, options or other rights to purchase or otherwise acquire Units or other interests in the Company. Upon the acquisition of any Units or other interests in the Company by a Person who is not a Member, such Person shall execute and deliver a counterpart of this Agreement and shall 4 become a Member hereunder, and Schedule A hereto shall be amended to reflect such issuance and new Member. 3.5Distributions. Subject to the provision of the Act, the Board shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company which shall include (but not by way of limitation) the payment or the making of provision for the payment when due of Company obligations, including the payment of any management or administrative fees and expenses or any other obligations. ARTICLE IV MANAGEMENT 4.1 Management. (a)The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of a Board of Managers (the "Board"), and the Board shall make all decisions and take all actions for the Company, except as set forth herein. (b)The Board shall be composed of three (3) Persons elected by the Member, who shall initially be William Lee Davis, G. Gary Garcia and John Chillemi. A Manager may be removed by the Member for any reason and any vacancy on the Board shall be filled only by the Member. (c)Managers shall be natural Persons of full age and need not be Members. Except in the case of vacancies, each Manager shall be elected to serve until his or her successor is elected and qualified. (d)A resignation from the Board shall be deemed to take effect upon its receipt by the Company, unless some other time is specified therein. 4.2Actions; Delegation of Authority and Duties. (a)In managing the business and affairs of the Company and exercising its powers, the Board shall act through (i) meetings and written consents pursuant to Sections 4.3 and 4.4, and (ii) any Person to whom authority and duties have been delegated pursuant to Section 42(b). (b)The Board may, from time to time, delegate to one or more Persons such authority and duties as the Board may deem advisable. In addition, the Board may assign titles to any such Persons and delegate to such other individuals certain authority and duties, including as provided in Section 4.6. Any delegation pursuant to this Section 4.2(b) may be revoked at any time by the Board. 5

4.3 Meetings. (a)A majority of the Managers in office (including vacancies) shall constitute a quorum for the transaction of business of the Company, and except as otherwise provided in this Agreement, the act of a majority of the Managers present at a meeting of the Board, or a committee thereof, at which a quorum is present shall be the act of the Board, or such committee, as applicable. (b)Meetings of the Board, or committee thereof, may be held at such place or places as shall be determined from time to time by resolution of the Board or in the case of a committee, by such committee. At all meetings of the Board, or committee thereof, business shall be transacted in such order as shall from time to time be determined by resolution of the Board, or in the case of a committee, by such committee. Regular meetings of the Board, or committee thereof, shall be held at such times and places as shall be designated from time to time by resolution of the Board, or in the case of a committee, by such committee. Notice of such meetings shall not be required. Special meetings of the Board, or committee thereof, may be called by the Board, or in the case of a committee, by such committee, and notice of such meeting need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law. (c)The Board may delegate any of its duties or responsibilities to one or more committees of the Board. 4 4 Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the Certificate or this Agreement to be taken at a meeting of the Board, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by a majority of the Managers then in office in the case of an act of the Board, and a majority of the Managers assigned to a committee in the case of an act of a committee. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or a committee thereof. Subject to the requirements of the Act, the Certificate or this Agreement for notice of meetings, unless otherwise restricted by the Certificate, the Managers may participate in and hold a meeting by means of a telephone conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting. 4.5 Conflicts of Interest. Each Covered Person at any time and from time to time may engage in and own interests in other business ventures of any and every type and description, independently or with others (including ones in competition with the Company) with no obligation to offer to the Company or any other Covered Person the right to participate therein. The Company may transact business with any Covered Person or affiliate thereof provided that the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties. 6

4.6 Officers. (a)The Board may, from time to time, designate one or more Persons to be officers of the Company. No officer need be a resident of the State of Delaware, or a Member, or a Manager. Any officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office of a corporation. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board. (b)Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. Any officer may be removed as such, either with or without cause, by the Board. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board. ARTICLE V INDEMNIFICATION 5.1 Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, no Covered Person shall be liable to the Company or any other Person bound by this Agreement for any act or omission in relation to (a) the Company, its property or the conduct of its business or affairs, (b) this Agreement or any related document or (c) any transaction or investment contemplated by this Agreement or any related document, in each case, taken or omitted by such Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence. 5. 2 Indemnification. (a)To the fullest extent permitted by applicable law, and without in any way limiting the indemnification provisions set forth in the Amended and Restated Certificate of Incorporation or the Second Amended and Restated By-Laws of NRG Energy, Inc., or any successor governing documents, each Covered Person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he, she or it is or was a Covered Person or, while a Covered Person, is or was serving at the request of the Company or any parent or subsidiary of the Company as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another limited liability company or of a partnership, joint venture, corporation, trust or other entity or enterprise, including service with respect to an employee benefit plan (an 7

"Indemnitee") shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees and costs, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith. Such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee, partner, member, manager, fiduciary, agent, or Covered Person, and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except with respect to Proceedings to enforce rights to indemnification or advance of expenses, the Company shall not indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee except to the extent such Proceeding (or part thereof) was authorized in writing by the Majority Members or the Board. (b)To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any Proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such Proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined by final judicial decision from which there is no further right to appeal that the Covered Person is not entitled to be indemnified as authorized in this Section 5.2. (c)A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid. (d) Section 3.2 and this Article V shall survive any termination of this Agreement. 5.3 Amendments. Any repeal or modification of this Article V shall not adversely affect any rights of such Covered Person pursuant to this Article V. including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification. ARTICLE VI TAXES AND BOOKS 6.1 Tax Returns. The Board shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making any elections the Board may deem appropriate and in the best interests of the Members. 6.2 Books. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of its Members and the Board. The calendar year shall be the accounting year of the Company. 8

ARTICLE VII TRANSFERS 7.1 Assignment by Members. No Member shall sell, assign or transfer, or offer to sell, assign or transfer or otherwise Dispose of all or any part of such Member's Units or other interests in the Company (whether voluntarily or involuntarily) without the prior written consent of the Majority Members. 7.2 Void Assignment. Any sale, exchange or other transfer by any Member of any Units or other interests in the Company in contravention of this Agreement shall be void and ineffectual and shall not bind or be recognized by the Company or any other party. 7.3 Substituted Member. (a)An assignee of any Units or other interests in the Company of a Member, or any portion thereof, shall become a substituted Member entitled to all the rights of a Member if and only if the assignor gives the assignee such right. (b)Upon the admission of a substituted Member, Schedule A attached hereto shall be amended to reflect the name, address and Units and other interests in the Company of such substituted Member and to eliminate the name and address of and other information relating to the assigning Member with regard to the assigned Units and other interests in the Company. 7.4 Effect of Assignment. (a)Any Member who shall assign any Units or other interest in the Company shall cease to be a Member of the Company with respect to such Units or other interest and shall no longer have any rights or privileges of a Member with respect to such Units or other interest. (b)Upon the assignment of any Units or other interests in the Company to a Person who is not a Member, such Person shall execute and deliver a counterpart of this Agreement. However, any Person who acquires in any manner whatsoever any Units or other interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all the terms and conditions of this Agreement that any predecessor in such Units or other interest in the Company of such Person was subject to or by which such predecessor was bound. 7.5 Effect of Incapacity. Except as otherwise provided herein, the Incapacity of a Member shall not dissolve or terminate the Company. In the event of such Incapacity, the executor, administrator, guardian, trustee or other personal representative of the Incapacitated Member shall be deemed to be the assignee of such Member's Units or other interests in the Company and may, subject to Section 7.1. become a substituted Member upon the terms and conditions set forth in Section 7.3. 9

ARTICLE VIII DISSOLUTION, LIQUIDATION AND TERMINATION 8.1 Dissolution. The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following: (a)the written consent of the Majority Members; (b)the written consent of the Board; (c)the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; or (d)on the dissolution date set forth in the Certificate, if one is stated. 8.2 Liquidation and Termination. On dissolution of the Company, the Board may appoint one or more Members or Managers as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidators are as follows: (a)the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof; and (b) all remaining assets of the Company shall be distributed to the Members in accordance with Section 3.5 by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation). All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination, and those costs, expenses and liabilities shall be allocated to the distributees pursuant to this Section 8.2. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 8.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all of the Company's property and constitutes a compromise to which all Members have consented within the meaning of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds. 8.3 Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company shall be terminated, and the Board (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5 and take such other actions as may be necessary to terminate the Company. 10

ARTICLE IX GENERAL PROVISIONS 9.1 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested, by a nationally recognized overnight courier service, or by delivering that writing to the recipient in person, by courier (with return receipt), or by facsimile or e-mail transmission (provided that in the case of facsimile or e-mail transmission, a copy is sent on or before the next business day by a nationally recognized overnight courier service); and a notice, request, or consent given under this Agreement is effective on receipt by the Person to receive it (in the case of facsimile or e-mail, upon delivery by such facsimile or e-mail). All notices, requests, and consents to be sent to a Member must be sent to or made at the address given for that Member on Schedule A. or such other address as that Member may specify by notice to the other Members. Whenever any notice is required to be given by law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. 9.2Entire Agreement. This Agreement constitutes the entire agreement of the Members and their affiliates relating to the Company and supersedes all prior contracts or agreements among the Members with respect to the Company, whether oral or written. 9.3 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run. 9.4 Amendment or Modification. This Agreement may be amended or modified from time to time only by a written instrument executed and agreed to by the Majority Members. 9.5Binding Effect. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns. 9.6Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of 11 the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances are not affected thereby and that provision shall be enforced to the greatest extent permitted by law. 9.7 Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. 12

IN WITNESS WHEREOF, the Member has executed this Agreement as of the date first set forth above. MEMBER: NRG NORTHEAST GENERATION, INC. Its: Sole Member By: /s/ Lynne P. Wittkamp Name: Lynne P. Wittkamp Title:  Assistant Secretary Amended & Restated Limited Liability Company Agreement of NRG REMA LLC

SCHEDULE A MEMBERS UNITS NRG NORTHEAST GENERATION, INC. 1,000 211 Carnegie Center Princeton, NJ 08540 TOTAL 1,000